                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                       AMERICAN NATIONAL FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                       AMERICAN NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 200
                            IRVINE, CALIFORNIA 92614
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 27, 2000

To the Shareholders:

     The Annual Meeting of Shareholders of American National Financial, Inc., a California corporation, will be held on Tuesday, June 27, 2000, at 10:00 a.m., local time, at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612 for the following purposes:

          (1) to elect eight directors to serve for the next year or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

          (2) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on May 15, 2000, are entitled to notice of and to vote at the Meeting. All shareholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          /s/ MICHAEL C. LOWTHER
                                          MICHAEL C. LOWTHER
                                          Chief Executive Officer

Irvine, California
May 18, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

                       AMERICAN NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 200
                            IRVINE, CALIFORNIA 92614
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of American National Financial, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held Tuesday, June 27, 2000, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about May 22, 2000, to all shareholders entitled to vote at the Meeting.

     The Company's principal executive offices are located at 17911 Von Karman Avenue, Suite 200, Irvine, California 92614 and its telephone number at that address is (949) 622-4700.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     You are entitled to one vote for each share held as of the record date for the Meeting, except that in the election of directors you may cumulate your votes and give any one nominee a number of votes equal to the number of directs to be elected multiplied by the number of shares which you are entitled to vote at the Meeting, or to distribute the votes on the same principle among as many candidates as you choose, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) any shareholder has given notice at the Meeting prior to voting of such shareholder's intention to cumulate votes in the election of directors. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections. Abstentions will have the same effect as a negative vote and a "broker non-vote" will have no effect on the vote.

RECORD DATE AND STOCK OWNERSHIP

     Shareholders of record at the close of business on May 15, 2000, are entitled to notice of and to vote at the Meeting. As of May 15, 2000, 7,281,658 shares of the Company's Common Stock (the "Common Stock"), no par value, were issued and outstanding. On that date, there were 36 shareholders of record.

     As of March 31, 2000, the following table sets forth the beneficial ownership of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                                      SHARES OF COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                              --------------------------------------
NAME AND ADDRESS                                              NUMBER OF SHARES      PERCENT OF TOTAL
----------------                                              ----------------      ----------------
William P. Foley, II........................................     2,587,091(1)(2)          35.2%
  17911 Von Karman Avenue, #300
  Irvine, California 92614
Fidelity National Financial, Inc............................     2,099,996                28.8%
  17911 Von Karman, #300
  Irvine, CA 92614
Michael C. Lowther..........................................     1,063,350(2)             14.4%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Wayne D. Diaz...............................................     1,063,350(2)             14.4%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Carl A. Strunk..............................................       147,326(2)              2.0%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Dennis R. Duffy.............................................       193,120(2)              2.6%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Barbara A. Ferguson.........................................       243,649(2)              3.3%
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Bruce Elieff................................................         6,667(2)                 (3)
  17911 Von Karman Avenue, #200
  Irvine, California 92614
Matthew K. Fong.............................................        23,338(2)                 (3)
  17911 Von Karman Avenue, #200
  Irvine, California 92614
All officers and directors as a group (9 persons)...........     3,247,798(4)             44.3%

---------------
(1) Included in this amount are 2,099,996 shares held by Fidelity National Financial, Inc., of which Mr. Foley is Chairman of the Board and Chief Executive Officer; Mr. Foley is a "controlling person" of the Company.

(2) Includes currently exercisable stock options for Mr. Foley of 75,000 shares under the 1998 Stock Option Plan; Mr. Lowther of 80,094 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Diaz of 80,094 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Strunk of 36,665 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Duffy of 48,334 shares under the 1998 Stock Option Plan; currently exercisable stock options for Ms. Ferguson of 48,334 shares under the 1998 Stock Option Plan; currently exercisable stock options for Mr. Elieff of 6,667 shares under the 1998 Stock Option Plan; and currently exercisable stock options for Mr. Fong of 6,667 shares under the 1998 Stock Option Plan.

(3) Less than one 1 percent.

(4) Does not include shares held by Fidelity National Financial, Inc. and includes 401,855 currently exercisable stock options held by officers and directors.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than January 13, 2001, in order that they may be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. The Board of Directors of the Company will determine whether any such proposal will be included in its 2001 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial holder of at least 1% or $1,000 in market value of securities entitled to be vested at the 2001 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

     Any stockholder who intends to present a proposal at the next Annual Meeting of the Company's stockholders without requesting the Company to include such proposal in the Company's proxy statement must deliver or mail a notice to the Company's Secretary, together with a brief description of the business desired to be brought before the meeting. To be timely, such notice must be received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the meeting, if at least 70 days notice or prior public disclosure of the date of the meeting is given or made to the Company's stockholders. If such prior notice or disclosure shall not have been given or made, the stockholder's notice will be timely if received not later than the close of business on the tenth day following the date on which notice of the date of the next annual meeting is mailed or such public disclosure was made. If the stockholder's notice is not timely made, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred by proxies to be solicited by the Company's Board of Directors and delivered to the Company in connection with such meeting.

                             ELECTION OF DIRECTORS

NOMINEES

     Under the Bylaws, the Company may have not less than five and not more than nine directors. The Board of Directors currently consists of eight members, all of whom are standing for re-election:

William P. Foley, II                           Dennis R. Duffy
Michael C. Lowther                             Barbara A. Ferguson
Wayne D. Diaz                                  Bruce Elieff
Carl A. Strunk                                 Matthew K. Fong

     Candidates receiving the highest number of votes of the shares entitled to vote for them, up to the number of directors to be elected, will be elected at the Meeting. The director nominees (other than the non-employee directors) are eligible to participate in the Company's 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan. The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

                                                                                               DIRECTOR
NAME                                     AGE                PRINCIPAL OCCUPATION                SINCE
----                                     ---                --------------------               --------
Michael C. Lowther.....................  58    Chairman of the Board and Chief Executive        1996
                                               Officer
William P. Foley, II...................  55    Director                                         1997
Wayne D. Diaz..........................  52    President and Director                           1996
Carl A. Strunk.........................  62    Executive Vice President, Chief Financial        1999
                                               Officer and Director
Dennis R. Duffy........................  57    Executive Vice President and Director            1996
Barbara A. Ferguson....................  43    Executive Vice President and Director            1997
Bruce Elieff...........................  43    Director                                         1998
Matthew K. Fong........................  46    Director                                         1998
M'Liss Jones Kane......................  47    Executive Vice President, General Counsel and    N/A
                                                 Secretary

WILLIAM P. FOLEY, II

     Mr. Foley is a director of the Company. He joined the Company as its Chairman of the Board in June 1997 and served in that capacity through March 2000. He has been Chairman of the Board of American Title Company from 1996. Mr. Foley is the Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. and has been since its formation in 1984. Mr. Foley was President of Fidelity National Financial, Inc. from its formation in 1984 until December 31, 1994. Mr. Foley is currently serving as Chairman of the Board of CKE Restaurants, Inc., Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. He is Co-Chairman of Micro General Corporation. Additionally, he is a member of the Board of Directors of Fresh Foods, Inc. and Miravant Medical Technologies, Inc.

MICHAEL C. LOWTHER

     Mr. Lowther is Chairman of the Board of the Company and has been since March 2000. He has been Chief Executive Officer and a director of the Company since 1995. For approximately 15 years prior to joining American Title Company, Mr. Lowther served as Chairman of the Board and Chief Executive Officer of World Title Company which he co-founded in 1980. Mr. Lowther has 35 years of experience in the title industry.

WAYNE D. DIAZ

     Mr. Diaz has been President and a director of the Company since its formation. During the five years prior to joining the Company, Mr. Diaz held the position of Executive Vice President of Fidelity National Title Insurance Company. Mr. Diaz has 19 years of experience in the title industry.

CARL A. STRUNK

     Mr. Strunk joined the Company as its Executive Vice President and Chief Financial Officer in August 1998 and was elected a director in 1999. Mr. Strunk has been Executive Vice President and Chief Financial Officer of CKE Restaurants, Inc. since February 1997. Mr. Strunk is Executive Vice President, Finance for Fidelity National Financial, Inc., Santa Barbara Restaurant Group, Inc. and has been with Fidelity National Financial, Inc. since 1992 and Santa Barbara Restaurant Group, Inc. since December 1997. Mr. Strunk is a Certified Public Accountant and is also a member of the Board of Directors of Micro General Corporation.

DENNIS R. DUFFY

     Mr. Duffy has held his position of Executive Vice President and director of the Company since 1996, and has over 30 years of experience in the title industry. From 1995 to 1996, he was Regional Vice President -- Operations of Gateway Title Company. Mr. Duffy was the owner of Duffy's Pacific Enterprises, a property management company, from 1993 to 1995. From 1985 to 1993, Mr. Duffy was affiliated with a wholly-owned subsidiary of SAFECO, initially as President, and subsequently as a consultant. Prior to that time, he worked in various management positions with both Title Insurance and Trust Company (TICOR) and SAFECO.

BARBARA A. FERGUSON

     Ms. Ferguson joined the Company in August 1997 as Executive Vice President and a director. From 1988 to 1997, Ms. Ferguson held various positions with Fidelity National Title Insurance Company, including Trust Accounting Manager, Banking Administrator, and Senior Vice President and Manager of two separate divisions.

BRUCE ELIEFF

     Mr. Elieff was elected to the Company's Board of Directors in August 1998. Mr. Elieff is a principal of Sun Cal Companies, a real estate development firm located in Southern California. He has held this position since 1977.

MATTHEW K. FONG

     Mr. Fong was elected to the Company's Board of Directors in November 1998. In January 1999, Mr. Fong joined the law firm of Sheppard, Mullin, Richter & Hampton LLP. From 1995 to 1998, Mr. Fong served as the State Treasurer of the State of California. From 1991 to 1995, Mr. Fong served as Vice Chairman of the California State Board of Equalization.

M'LISS JONES KANE

     Ms. Kane was appointed Executive Vice President, General Counsel and Secretary of the Company in August 1998 and has served as Senior Vice President, General Counsel and Secretary of American Title Company since July 1998. Ms. Kane has held various positions with Fidelity National Financial, Inc. since March 1995. She has been Senior Vice President since March 1995 and Corporate Secretary since April 1995. Ms. Kane also is the Corporate Counsel of Fidelity National Financial, Inc. From March 1990 to March 1995, Ms. Kane served as the Vice President and General Counsel of SPI Pharmaceuticals, Inc. and ICN Biomedicals, Inc., affiliates of ICN Pharmaceuticals, Inc. From February 1988 to March 1990, Ms. Kane was the Senior Vice President, Corporate Counsel and Secretary for Countrywide Credit Industries, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held three formal meetings during the year ended December 31, 1999.

     The Board presently has an Audit Committee and a Compensation Committee but does not have a Nominating Committee nor an Executive Committee. The Audit Committee, which consists of Messrs. Fong and Elieff, was formed in March 1999. The Audit Committee will meet independently with the internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee has met one time and discussed the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is responsible for recommending the engagement or discharge of the Company's independent auditors. The Audit Committee has been very satisfied with its independent auditors, KPMG Peat Marwick, LLP.

     The Compensation Committee was formed in March 1999 and currently consists of Messrs. Elieff and Fong. The Compensation Committee reviews and reports to the Board the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary effort through incentive rewards.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1999, 1998 and 1997 for the Company's Chief Executive Officer and the three most highly compensated current executive officers whose salary and bonus exceeded $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                   OTHER        AWARDS --      ALL OTHER
                                                      BONUS        ANNUAL        OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)    ($)(1)    COMPENSATION      (#)(2)          ($)
---------------------------       ----   ---------   --------   ------------   ------------   ------------
Michael C. Lowther..............  1999   $260,004    $185,000     $ 9,000        $92,500         $6,831
  Chairman of the Board and       1998    246,667     275,000       9,675             --             --
  Chief Executive Officer         1997    200,568     150,000       8,150             --             --
Wayne D. Diaz...................  1999   $260,004    $185,000     $ 9,000        $92,500         $3,319
  President                       1998    246,667     275,000      16,200             --             --
                                  1997    195,000     150,000      15,711             --             --
Dennis R. Duffy.................  1999   $160,000    $125,000     $ 9,000        $62,500         $2,405
  Executive Vice President        1998    151,333     160,000       7,720             --             --
                                  1997    124,133     100,000       6,578             --             --
Barbara Ferguson................  1999   $160,000    $125,000     $ 9,000        $62,500         $  121
  Executive Vice President        1998    149,333     160,000      12,823             --             --
                                  1997     54,092     100,000       3,926             --             --

---------------
(1) Excludes perquisites and other personal benefits, securities and properties otherwise categorized as salary or bonuses which in the aggregate, for each of the named persons did not exceed the lesser of either $50,000 or 10% of the total annual salary reported for such person.

(2) The number of options granted in 2000 for the fiscal year 1999 to the named individuals was as follows: (i) Mr. Lowther -- 50,000 shares; (ii) Mr.
    Diaz -- 50,000 shares; (iii) Mr. Duffy -- 50,000; and (iv) Ms.
    Ferguson -- 50,000 shares. The number of shares granted in 1999 to the named individuals under the 1998 Plan was as follows: (i) Mr. Lowther -- 27,640;
    (ii) Mr. Diaz -- 27,640; (iii) Mr. Duffy -- 10,000; and (iv) Ms.
    Ferguson -- 10,000.

(3) The number of options granted under the 1999 Deferred Stock Option Plan to the named individuals in 2000 for the fiscal year 1999 was as follows: (i) Mr. Lowther -- 61,667; (ii) Mr. Diaz -- 61,667; (iii) Mr. Duffy -- 41,667;
    and (iv) Ms. Ferguson -- 41,667.

OFFICER AND DIRECTOR LOANS

     The board of directors adopted an Employee and a Director Stock Purchase Loan Program. The Employee Plan authorized an aggregate amount of $1.7 million be authorized to make loans to key employees to purchase shares of the Company's Common Stock through the open market or in privately negotiated transactions. The Director Plan authorized an aggregate amount of $300,000 be authorized to make loans to outside directors to purchase shares of the Company's Common Stock through the open market or in privately negotiated transactions.

     The loans are at a 6 1/4% interest rate for a term of 5 years immediately callable upon termination of employment or resignation as a director, as the case may be. At December 31, 1999 the following named executives who are also directors participated in the Employee Program:

     Michael C. Lowther $173,994 -- 43,995 shares; Wayne D. Diaz
$173,994 -- 43,995 shares; Dennis R. Duffy $173,994 -- 43,995 shares; Barbara A.
Ferguson $173,994 -- 43,995 shares. Additionally certain non-employee directors of the company participated in the Director Plan as follows:
William P. Foley $313,189 -- 9,191 shares; Matthew Fong $69,598 -- 17,598 shares.

OPTION GRANTS

     The following table provides information as to options granted to the named individuals during 1999 pursuant to the Company's 1998 Stock Option Plan.

                                                                                       POTENTIAL REALIZED
                                                                                        VALUE AT ASSUMED
                         NUMBER OF                                                      ANNUAL RATES OF
                         SECURITIES                                                       STOCK PRICE
                         UNDERLYING                                                     APPRECIATION FOR
                          OPTIONS      MARKET PRICE                                       OPTION TERM
                          GRANTED       AT DATE OF                       EXPIRATION    ------------------
NAME                        (#)           GRANT        EXERCISE PRICE       DATE       5% ($)     10% ($)
----                     ----------    ------------    --------------    ----------    -------    -------
Michael Lowther........    27,640         $6.50            $6.50          2/11/09      126,807    300,151
Wayne Diaz.............    27,640          6.50             6.50          2/11/09      126,807    300,151
Dennis Duffy...........    10,000          6.50             6.50          2/11/09       45,878    108,593
Barbara Ferguson.......    10,000          6.50             6.50          2/11/09       45,878    108,593

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     There were no stock option exercises by the named individuals in 1999. The Company did not reprice any existing options during the last completed fiscal year.

EMPLOYMENT AGREEMENTS

     In August 1998, the Company entered into an employment agreement with each of Michael C. Lowther, Wayne D. Diaz, Dennis R. Duffy, and Barbara A. Ferguson. Each employment agreement provides for a three year term and a possible merit bonus granted at the sole discretion of the Board. The minimum base salary of Messrs. Lowther, Diaz and Duffy under their respective employment agreements is $260,000, $260,000 and $160,000, respectively. The minimum base salary for Ms. Ferguson under her employment agreement is $160,000.

     In the event of the termination of the employee by the Company without "cause," each employment agreement provides that the Company shall pay to the employee an amount equal to the product of the employee's minimum base salary in effect upon termination plus the total bonus paid or payable to the employee for the most recently ended calendar year multiplied by the greater of either the number of years remaining thereunder or two years.

     Upon termination of employment either by the employee or by the Company (in breach of the employment agreement or without cause) following a "change in control" of the Company, the employee would be entitled to receive (i) his or her full salary through the date of termination; and (ii) an amount equal to the product of the employee's minimum base salary in effect upon termination plus the total bonus paid or payable to the employee for the most recently ended calendar year multiplied by the greater of ether the number of years remaining hereunder or two years. In addition, upon termination, due to a "change in control," the employee is entitled to continue to participate in all employee benefit plans and programs in which such employee was entitled to participate prior to the date of termination provided that such continuation is possible under the terms of the plan or program for a period equal to either (i) the greater of the number of years remaining in the term of employment or (ii) two years. If, however, any payment required to be made by the Company to an employee upon termination due to a "change in control," constitutes a "parachute payment" (as defined in Section 280(g) of the Internal Revenue Code), such payment shall be limited to the highest amount of such payment which can be paid without constituting a "parachute payment." The employee may only elect to terminate the employment agreement due to a "change in control" of the Company during the period commencing 60 days and expiring 365 days after such "change in control."

     Following the expiration of the initial term, the employment agreements will automatically renew for successive one-year terms unless the employee or the Company notifies the other of his or its intent not to renew the agreement. However, the Company may only decline to renew the agreement if the Company or any of its subsidiaries does not meet the budgeted expectations for such entities as determined by the Company's Board of Directors in the exercise of reasonable discretion.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a $2,000 per Board of Directors meeting attended (and $1,000 per committee meeting attended), plus reimbursement of reasonable expenses. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was formed in 1999 and currently consists of Bruce Elieff and Matthew Fong.

     There are no Compensation Committee interlocks or insider participation.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The following report of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

  Compensation Philosophy

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. Most of the title companies surveyed are included in the Peer Group Index utilized in the "Performance Graph" set forth below.

     Therefore, the Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, profit retention and profitability, all of which combine to enhance stockholder value.

  Base Salary

     In determining base salaries for executives for 1999, the full board considered the Company's earnings, outside surveys of salary levels of other title agents, individual performance and achievement, areas of responsibility, position tenure and internal comparability.

  Annual Cash Bonuses

     Executive officers of the Company are eligible for annual bonuses which may be paid in the form of cash. Given the Company's performance in 1999, the Board of Directors approved 1999 bonuses for the executives which were paid in 2000.

  Stock Option Grants

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. In order to meet this desire, the Board of Directors and the Company's shareholders adopted a performance-based stock option plan in 1999 for executive officers, key employees and branch managers of the Company that allows participants to defer a portion of their bonus income in order to reduce their option exercise price. Additionally, the Company's Board of Directors and stockholders had previously approved the adoption of the Company's 1998 Stock Option Plan, pursuant to which the Company may grant stock options to certain key employees and non-employee directors or officers. The purpose of all the stock option plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee granted options in 2000 for their performance in 1999 to executive officers as follows: (i) under the 1999 Stock Option Plan as follows:
Mr. Lowther, options to purchase 50,000 shares; Mr. Diaz, options to purchase 50,000 shares; Mr. Duffy, options to purchase 50,000 shares; Ms. Ferguson, options to purchase 50,000 shares.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. At this time, the Company deduction for officer compensation is not limited by the provisions of Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

                                          Compensation Committee

                                          Bruce Elieff
                                          Matthew Fong

March 31, 2000

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on the Company's common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index comprised of certain companies for the industry in which the Company competes (SIC code
6361 -- Title Insurance) for the two month period beginning on February 12, 1999, the date the Company went public, and ending March 31, 1999. This peer group consists of the following companies: Capital Title Group, Inc., First American Financial, LandAmerica Financial Group, Inc. and Stewart Information Services Corp. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on February 12, 1999, with any dividends reinvested over the periods indicated.

                COMPARISON OF TWO MONTH CUMULATIVE TOTAL RETURN
PERFORMANCE GRAPH OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                    AMERICAN NATIONAL
                                                        FINANCIAL                 S&P 500 INDEX                PEER GROUP
                                                    -----------------             -------------                ----------
2/12/99                                                  100.00                      100.00                      100.00
12/99                                                     52.86                      120.71                       49.79

                   ASSUMES $100 INVESTED ON FEBRUARY 12, 1999
                      ASSUMES DIVIDEND REINVESTED MONTHLY

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a relationship with Fidelity National Financial, Inc. ("FNFI"), resulting from FNFI's involvement in the organization and growth of the Company, FNFI's equity ownership position in the Company and existing business and contractual relationships between the two companies. The Company's principal subsidiary, American Title Company ("ATC"), was a wholly owned subsidiary of FNFI until July 1, 1997, when the Company acquired 60% of ATC's outstanding common stock.

     Operationally, the Company and Fidelity National Title Insurance Company ("FNTIC"), a subsidiary of FNFI, continue to have a close working relationship. FNTIC and ATC have entered into an Issuing Agency Agreement pursuant to which ATC has agreed that until June 30, 2007 it will act exclusively as an agent for FNTIC with respect to the procurement of title insurance policies in 14 selected counties in California and Arizona, subject to certain exceptions. This exclusive arrangement does not apply to other counties into which the Company may expand in the future. Under the Issuing Agency Agreement, in addition to furnishing title insurance products and services, FNTIC provides a wide variety of administrative services for ATC, including accounting, legal and human resources services. ATC pays FNTIC a management fee of 1% of gross premiums for these services. This administrative services arrangement is terminable by ATC upon 90 days notice to FNTIC.

     ATC purchased all of the outstanding capital stock of National Title Insurance of New York Inc. ("National") from a subsidiary of FNFI for a purchase price of $3.25 million paid in cash. National is a title insurance underwriter, licensed to issue title insurance in the State of New York and 34 other states and the U.S. Virgin Islands. National did not underwrite any significant number of title insurance policies through direct operations or agency relationships and the Company will be required to commit resources to establish direct operations and agency relationships in order to realize the benefits of this acquisition.

     On January 28, 1998, ATC and FNTIC entered into a sublease pursuant to which ATC subleases the Company's principal executive office from FNTIC. Such lease provides for monthly rental payments to FNTIC of $37,000 and expires on July 11, 2000. The aggregate payments under the lease in 1999 were $434,000.

     The Company acquired Pacific Printers, a printing company, from the son of Dennis Duffy for $125,000 on January 4, 1999.

INVESTMENTS IN PARTNERSHIPS

     None.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     None.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent shareholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

                              INDEPENDENT AUDITORS

     KPMG LLP is the Company's auditors of record and has audited the Company's financial statements for the year ended December 31, 1999. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 31, 2000. Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to American National Financial, Inc., 17911 Von Karman Avenue, Suite 200, Irvine, California 92614, Attention: Corporate Secretary. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          /s/ M'LISS JONES KANE
                                          M'Liss Jones Kane
                                          Corporate Secretary

Dated: May 18, 2000

                                     PROXY

                       AMERICAN NATIONAL FINANCIAL, INC.
          17911 VON KARMAN AVENUE, SUITE 200, IRVINE, CALIFORNIA 92614

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael C. Lowther and Wayne D. Diaz as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of American National Financial, Inc. held of record by the undersigned on May 15, 2000 at the Annual Meeting of Stockholders to be held on June 27, 2000, or any adjournment thereof.

1. ELECTION OF DIRECTORS      [ ] FOR the nominees listed below            [ ] WITHHOLD AUTHORITY to vote for
                               (except as marked to the contrary            the nominees listed below
                              below).

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

    William P. Foley, II, Michael C. Lowther, Wayne D. Diaz, Carl A. Strunk,
      Dennis R. Duffy, Barbara A. Ferguson, Bruce Elieff, Matthew K. Fong

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES
                             AND FOR ALL PROPOSALS.

                                                       Dated:            2000
                                                             -----------,

                                                       -------------------------
                                                              (Signature)

                                                       -------------------------
                                                              (Signature)

                                                       Please sign exactly as
                                                       name(s) appears below.
                                                       When shares are held by
                                                       more than one owner, all
                                                       should sign. When signing
                                                       as attorney, executor,
                                                       administrator, trustee,
                                                       or guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       President or authorized
                                                       officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.